Exhibit 99.1

WOLVERINE WORLD WIDE, INC.
9341 Courtland Drive, Rockford, MI 49351
Phone (616) 866-5500; FAX (616) 866-0257

FOR IMMEDIATE RELEASE
CONTACT: Stephen L. Gulis Jr.
616/866-5570

WOLVERINE WORLD WIDE, INC. CEO
TO ADDRESS BANC OF AMERICA CONFERENCE

          Rockford, MI, March 30, 2001 -- Wolverine World Wide, Inc. (NYSE: WWW) President and CEO Timothy J. O'Donovan will present a company overview to investors and respond to questions at the Banc of America Securities Consumer 2001 Conference on Monday, April 02, 2001, in New York. Mr. O'Donovan is scheduled to speak at 11:15 am. Eastern Daylight Time.

          A live audio webcast of the presentation is available by accessing http://www.wolverineworldwide.com/investor/overview_index.htm. A replay of the webcast will be available at the same link through April 09, 2001.

          Wolverine World Wide, Inc. manufactures and markets a wide variety of branded footwear and performance leathers. Major branded products of the Company include: Bates® Uniform Footwear; Caterpillar ® Footwear; Coleman® Footgear; Harley-Davidson® Footwear; Hush Puppies® shoes, slippers, and accessories; Hush Puppies College Clogs, Joe Boxer® slippers and Turtle Fur® slippers; HYTEST® safety footwear; Merrell® performance outdoor footwear; Stanley® footgear; Wolverine® work, sport and rugged outdoor footwear, apparel and accessories; and Wolverine® All Season Weather Leathers™. The Company's premier comfort technologies include: Air Paradise™, Bounce®, Comfort Curve®, Hidden Tracks™, Wolverine DuraShocks® and DuraShocks Motion Control™, Wolverine Fusion™ and Zero-G™.

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Look for us on the web at www.wolverineworldwide.com